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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  April 1, 2005

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                        1-8351                        31-0791746
(State or other            (Commission File Number)            (I.R.S. Employer
 jurisdiction of                                                Identification
   incorporation)                                                   Number)

2600 Chemed Center,  255 East 5th Street,                   Cincinnati, OH 45202
(Address of principal executive offices)                              (Zip Code)

               Registrant's telephone number, including area code:
                                 (513) 762-6900

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Item  1.01 On April 1, 2005 Chemed Corporation's wholly-owned subsidiary
           Service America Network, Inc. ("Network"} entered into an Assets Purchase Agreement with Service America Enterprise, Inc. ("Enterprise") to sell its air conditioning and home appliance service warranty, replacement and repair business to Enterprise. Enterprise, a Florida corporation, is owned by certain employees of Network.

           Chemed Corporation's Board of Directors authorized the discontinuance of its Service America segment in December 2004. Chemed expects this disposal, subject to approval of the Florida Department of Insurance, to be completed during the second quarter of 2005. Under the Assets Purchase Agreement Enterprise will acquire the substantial majority of Network's assets and assume substantially all of its liabilities. Network will pay Enterprise $1 million at closing and an estimated additional $3.7 million over the following year.

Item  9.01 Financial Statements and Exhibits.

      c)    Exhibits

                  (10.1) Assets Purchase Agreement of April 1, 2005 between Service America Network, Inc. and Service America Enterprise, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHEMED CORPORATION

Dated:   April 7, 2005                        By: /s/ Arthur V. Tucker, Jr.
                                                  -----------------------------
                                                  Arthur V. Tucker, Jr.
                                                  Vice President and Controller

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